EXHIBIT 23.3

                    [Davis, Sita & Company, P.A. Letterhead]
          Certified Public Accountants (bullet) Management Consultants

The Board of Directors
Dunn Computer Corporation

     We consent to incorporation by reference in the registration statement on Form S-8 of Dunn Computer Corporation of our report dated August 25, 1997 except for Note 9, as to which the date is September 12, 1997 relating to the consolidated statements of financial condition of STMS, Inc. as of December 31, 1995 and 1996 and the related statements of operations, changes in stockholders' deficit and cash flows for the years then ended, which reports are included in the final prospectus of Dunn Computer Corporation, dated April 28, 1998.


                                       /s/ Davis, Sita & Company, P.A.
                                       _______________________________________
                                       DAVIS, SITA & COMPANY, P.A.

Greenbelt, MD
August 14, 1998

7833 Walker Drive (bullet) Suite 520 (bullet) Greenbelt, Maryland 20770 (bullet)
                    (301)220-1152 (bullet) Fax (301)220-3814